Exhibit 14.1 under Form N-14


Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in each Prospectus and "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment Number 40, to the Registration Statement (Form N-1A, No. 33-3164) dated June 30, 2003 of Federated Income Securities Trust; and to the incorporation by reference of our report, dated June 10, 2004, relating to the financial statements and financial highlights appearing in the April 30, 2004 Annual Report to Shareholders of Federated Short-Term Income Fund (a portfolio of Federated Income Securities Trust); which Prospectuses, Statement of Additional Information and Annual Report to Shareholders are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in this Registration Statement on Form N-14 of Federated Income Securities Trust.

We further consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Income Securities Trust.

                                                /s/ ERNST & YOUNG LLP



Boston, Massachusetts

July 15, 2004